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                                                                    EXHIBIT 99.1

JANUARY 10, 2005          COMPANY PRESS RELEASE        FLOWERS FOODS (NYSE: FLO)


         FLOWERS FOODS UPDATES FY 2004 SALES AND EARNINGS EXPECTATIONS;
                           REAFFIRMS FY 2005 GUIDANCE

THOMASVILLE, GA--Flowers Foods (NYSE: FLO) said today it expects FY 2004 sales to exceed prior guidance. However, due to a more than 20% increase in its stock price over the final two months of its fiscal year, the company will record higher-than-expected compensation expense associated with its stock appreciation rights plan for FY 2004. The company also experienced higher-than-planned compliance and commodity costs, and, therefore, is reducing its prior guidance for income from continuing operations.

Sales for FY 2004 are expected to be $1.552 billion to $1.554 billion, which is higher than prior guidance of $1.539 billion to $1.547 billion. The company is reducing its FY 2004 guidance for income from continuing operations to 3.5% to 3.6% of sales, or $1.21 to $1.24 per share, from prior guidance of 3.8% to 3.9% of sales, or $1.30 to $1.34. For FY 2005, the company reaffirms its prior guidance of $1.60 billion to $1.625 billion in sales and net income of approximately 3.75% to 4.0% of sales.

"Our operating fundamentals remain sound, as indicated by our sales performance," said George E. Deese, president and chief executive officer. "In the marketplace, our brands and our people continue to perform well. We are gratified that investors have shown continued confidence in Flowers Foods as reflected not only by the recent appreciation in our stock price, but also the growth of our stock price from $9.12 on a split-adjusted basis at the time of our spin-off in 2001 to its current level. Our market capitalization has grown from about $410 million at the time of our spin-off to $1.36 billion at the end of 2004.

"As evidenced by the reaffirmation of our FY 2005 guidance and our ongoing share repurchase program, we expect to sustain our performance in operations and we believe the market price of our stock presents an attractive use of our free cash flow," Deese continued.

Reported results will reflect that the fourth quarter of FY 2003 was a 13-week period and FY 2003 was a 53-week year. The fourth quarter of FY 2004 was a 12-week period and FY 2004 was a 52-week year. FY 2005 will also be a 52-week year.




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The company periodically awards stock appreciation rights to key employees throughout the company. Generally accepted accounting principles require the company to record compensation expense for these rights based on changes in the company's stock price between the grant date and the balance sheet date that is presented. The schedule provided at the end of this release reflects the expense incurred for the rights since inception in FY 2001. More information can be found in the company's filings with the Securities and Exchange Commission.

During the fourth quarter of FY 2004, the company acquired 153,113 shares of its common stock for $4.4 million, an average of $28.58 per share. Since the inception of the stock repurchase plan, the company has acquired approximately
2.3 million shares of its common stock for $57.5 million, an average of $25.48 per share. These shares were purchased in accordance with the share repurchase plan approved by the board of directors in 2002, which authorizes the company to repurchase up to 7.5 million shares of common stock.

At the end of FY 2004, the company's cash position was approximately $44 million, and the company had no bank debt. Deese said the generation of free cash is expected to continue, allowing the company to repurchase shares when appropriate, to pay dividends, to make acquisitions, and to fund internal growth that will build long-term value for our shareholders.

The company is unaware of other factors that could cause FY 2004 results to differ materially from the revised guidance provided today. However, the customary year-end review by management and the company's auditors of the FY 2004 results is still in progress.

Guidance provided for FY 2005, as noted in the company's November 10, 2004 press release, reflects the benefits and costs of a required relocation of two frozen bread production lines, an expected contribution of $25 million to the company's pension plan, the outstanding equity-based compensation under recent accounting rules, and a lower effective tax rate due to the American Jobs Creation Act of 2004. The company's guidance represents management's estimates and targets only and is subject to risks and uncertainties as referenced below.

Flowers Foods will release complete fourth quarter and FY 2004 results on February 3, 2005 and will broadcast its analysts' conference call over the Internet at 10:30 a.m. (Eastern) at http://www.flowersfoods.com/webcasts.asp.

Headquartered in Thomasville, Ga., Flowers Foods is one of the nation's leading producers and marketers of packaged bakery foods for retail and foodservice customers. Flowers operates 34 bakeries that produce a wide range of bakery products marketed throughout the Southeastern, Southwestern, and mid-Atlantic states via an extensive direct-store-delivery network and nationwide through other systems. Among the company's top brands are Nature's Own, Cobblestone Mill, Sunbeam, BlueBird, and Mrs. Freshley's. For more information, visit www.flowersfoods.com.

Statements contained in this press release that are not historical facts are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to, (a) competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer's business, (e) fluctuations in commodity pricing and (f) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value. In addition, our results may also be affected by general factors such as economic and business conditions (including the baked foods markets), interest and inflation rates and such other factors as are described in the company's filings with the Securities and Exchange Commission.

CONTACT:
Jimmy M. Woodward, Senior VP and Chief Financial Officer, (229) 227-2266 Marta J. Turner, Senior VP/Corporate Relations, (229) 227-2348

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FLOWERS FOODS, INC
STOCK APPRECIATION RIGHTS
SUPPLEMENTAL DISCLOSURE






                                                                                                                         CUMULATIVE
                                                                                                                         EXPENSE AND
                                                                                                                          LIABILITY
                  FY 2001  FY 2002                  FY 2003                                     FY 2004                      AT
                  -------  -------  ----------------------------------------  ------------------------------------------ -----------
                   TOTAL    TOTAL     Q1      Q2       Q3       Q4    TOTAL     Q1       Q2       Q3       Q4     TOTAL    1/1/2005
                  -------  -------  ------  ------   ------   ------  ------  ------   ------   ------   ------   ------ -----------

NUMBER WEEKS      52 WKS   52 WKS   16 WKS  12 WKS   12 WKS   13 WKS  53 WKS  16 WKS   12 WKS   12 WKS   12 WKS   52 WKS

EXPENSE(INCOME)

2001 AWARD        $  1.4  -$  0.2   $  2.4  $  0.4   $  1.7   $  2.2  $  6.7  $  1.0   $  1.0   $  0.2   $  4.4   $  6.6   $ 14.5

2003 AWARD        $  0.0   $  0.0   $  0.0  $  0.0   $  0.1   $  0.1  $  0.2  $  0.0   $  0.1   $  0.0   $  1.1   $  1.2   $  1.4

DIRECTORS         $  0.0   $  0.0   $  0.2  $  0.2   $  0.1   $  0.1  $  0.6  $  0.1   $  0.0  -$  0.1   $  0.4   $  0.4   $  1.0

TOTAL             $  1.4  -$  0.2   $  2.6  $  0.6   $  1.9   $  2.4  $  7.5  $  1.1   $  1.1   $  0.1   $  5.9   $  8.2   $ 16.9


($ amounts in millions)


The 2001 stock appreciation rights vest on April 6, 2005. The rights will be settled with cash based on the average price of the company's common stock on that date. Results for Q1 of FY 2005 will reflect a final adjustment to the amount paid over or under the $14.5 million shown above.


The 2003 stock appreciation rights vest on July 16, 2007. The rights will be settled with cash based on the average price of the company's common stock on that date. Results for FY 2005, 2006 and 2007 will reflect the expense based upon vesting and the measurement dates stock prices.


The Directors stock appreciation rights vest one year from grant date. The rights will be settled with cash based on the average price of the company's common stock on the exercise date. Results will reflect the expense based upon vesting dates, exercise dates and the measurement dates stock prices.


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